Exhibit 99.7

Northern Graphite Corporation

(an Exploration Stage Company)

Financial Statements

For the Years Ended December 31, 2010 and 2009

Management’s Responsibility

To the Shareholders of Northern Graphite Corporation.:

Management is responsible for the preparation and presentation of the accompanying consolidated financial statements, including responsibility for significant accounting judgments and estimates in accordance with Canadian generally accepted accounting principles and ensuring that all information in the annual report is consistent with the statements. This responsibility includes selecting appropriate accounting principles and methods, and making decisions affecting the measurement of transactions in which objective judgment is required.

In discharging its responsibilities for the integrity and fairness of the consolidated financial statements, management designs and maintains the necessary accounting systems and related internal controls to provide reasonable assurance that transactions are authorized, assets are safeguarded and financial records are properly maintained to provide reliable information for the preparation of financial statements.

The Board of Directors and the Audit Committee are composed primarily of Directors who are neither management nor employees of the Company. The Board is responsible for overseeing management in the performance of its financial reporting responsibilities, and for approving the financial information included in the annual report. The Board fulfils these responsibilities by reviewing the financial information prepared by management and discussing relevant matters with management and external auditors. The Audit Committee has the responsibility of meeting with management, and external auditors to discuss the internal controls over the financial reporting process, auditing matters and financial reporting issues. The Board is also responsible for recommending the appointment of the Premium’s external auditors.

Meyers Norris Penny LLP, an independent firm of Chartered Accountants, is appointed by the shareholders to audit the consolidated financial statements and report directly to them; their report follows. The external auditors have full and free access to, and meet periodically and separately with, both the Board Audit Committee and management to discuss their audit findings.

April 28, 2011

Independent Auditors’ Report

To the Shareholders of Northern Graphite Corporation:

We have audited the accompanying financial statements of Northern Graphite, which comprise the balance sheet as at December 31, 2010 and 2009 and the statements of earnings, retained earnings, comprehensive income and cash flows for the year then ended, and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with Canadian accounting standards for private enterprises, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements present fairly, in all material respects, the financial position of Northern Graphite Corporation as at December 31, 2010 and 2009 and the results of its operations and its cash flows for the year then ended in accordance with Canadian accounting standards for private enterprises.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has not generated revenues since its inception, has incurred annual losses, and further losses are anticipated. The Company requires additional funds to meet its obligations and ongoing operations. Management’s plans in this regard are described in Note 1. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

April 28, 2011	Chartered Accountants
Vancouver, BC

CHARTERED ACCOUNTANTS & BUSINESS ADVISORS SUITE 2300, 1055 DUNSMUIR ST., BOX 49148,VANCOUVER, BC V7X 1J1 1-877-688-8408 PH. (604) 685-8408 FAX (604) 685-8594 mnp.ca

Northern Graphite Corporation

(an Exploration Stage Company)

Balance Sheets

	September 30,	September 30,
	As at	As at
	December 31	December 31
	2010	2009
	$	$
Assets
Current
Cash and cash equivalents	45,943	283,886
HST receivable	164,813	8,379
Subscription funds receivable	—	25,000
Prepaid expenses and deposits	157,287	—
Deferred financing costs (note 13)	132,332	—
Due from Industrial Minerals, Inc. (note 11)	88,030	—

	588,405	317,265
Reclamation deposit (note 12)	314,520	310,649
Property and equipment (note 3)	528,916	627,516
Mineral resource property (note 4)	1,065,179	—

	2,497,020	1,255,430

Liabilities
Current
Accounts payable and accrued liabilities (note 11)	628,410	685,927
Subscriptions received in advance	—	150,000
Convertible notes payable (note 6)	—	235,394
Loans payable (note 5)	152,340	397,606

	780,750	1,468,927
Due to Industrial Minerals, Inc. (note 11)	—	9,836,794
Asset retirement obligations (note 12)	314,520	310,649

	1,095,270	11,616,370

Shareholders’ equity (deficiency)
Share capital (note 7)	12,328,327	100
Contributed surplus (note 7)	—	69,585
Retained earnings (deficit)	(10,926,577)	(10,430,625)

Total shareholders' equity (deficiency)	1,401,750	(10,360,940)

Total liabilities and shareholders' equity (deficiency)	2,497,020	1,255,430

Going concern (note 1)

Commitments and contingencies (note 12)

Subsequent events (note 13)

See accompanying notes to financial statements

Approved by the Board:	(signed) Gregory Bowes	(signed) Donald Christie
	Director	Director

Northern Graphite Corporation

(an Exploration Stage Company)

Statements of Loss, Comprehensive Loss and Deficit

	September 30,	September 30,
	Years ended December 31
	2010	2009
	$	$
General and administrative expenses
Management and consulting fees (note 11)	252,201	152,352
Legal and audit	91,660	40,913
Royalties (note 4, 12)	—	27,000
Office, general and administration	140,385	155,404
Interest expense	3,981	42,541
Amortization	98,600	210,131
Foreign exchange gain	(4,290)	(56,068)

	582,537	572,273

Loss before other items	(582,537)	(572,273)
Interest income	627	—
Impairment of long-lived assets (note 3)	—	(780,321)
Gain on sale of assets (note 3)	—	113,441
Gain on debt settlement (note 5)	85,958	23,889

Net loss and comprehensive loss	(495,952)	(1,215,264)
Deficit, opening	(10,430,625)	(9,215,361)

Deficit, closing	(10,926,577)	(10,430,625)

Loss per share—basic and diluted	(0.03)	—

Weighted average number of shares outstanding—basic and diluted	18,618,466	1

See accompanying notes to financial statements

Northern Graphite Corporation

(an Exploration Stage Company)

Statements of Cash Flows

	September 30,	September 30,
	Years ended December 31
	2010	2009
	$	$
Cash provided by (used in)
Operating activities
Loss for the period	(495,952)	(1,215,264)
Items not affecting cash
Amortization	98,600	210,131
Gain on debt settlement	(85,958)	(23,889)
Accretion of asset retirement obligation	—	4,591
Foreign exchange loss (gain)	—	45,243
Impairment of long-lived assets	—	780,321
Gain on sale of assets	—	(113,441)
Changes in non-cash operating working capital:
HST receivable	(156,433)	(1,263)
Prepaid expenses and deposits	(157,287)	14,725
Accounts payable and accrued liabilities	116,999	117,616
Due to related parties	(20,497)	—

	(700,527)	(181,230)

Financing activities
Increase (decrease) in loans payable	(386,164)	—
Increase (decrease) in loans to Industrial Minerals, Inc.	(88,030)	(78,681)
Deferred share issuance costs	(132,332)	—
Issuance of convertible notes, net of issuance costs of $10,020	—	304,980
Subscriptions of convertible notes received	160,000	125,000
Issuance of loans payable	152,340
Issuance of common shares	1,821,950	—

	1,527,764	351,299

Investing activities
Proceeds from the sale of fixed assets	—	113,441
Mineral resource property expenditures	(1,065,179)	—

	(1,065,179)	113,441

Net increase (decrease) in cash	(237,943)	283,510
Cash, beginning of period	283,886	376

Cash, end of period	45,943	283,886

Non-cash transactions
Shares issued for settlement of debt	100,000	—
Shares issued for conversion of notes	589,980	—
Shares issued to settle claims against parent company	7,839	—
Shares issued to settle amounts owed to parent company	9,808,458

Supplementary information
Interest paid	—	—
Income taxes paid	—	—

See accompanying notes to financial statements

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Financial Statements

For the years ended December 31, 2010 and 2009

1. Nature of operations and continuance of operations

Northern Graphite Corporation (“Northern” or "the Company"), was incorporated under the laws of the Province of Ontario on February 25, 2002, under the name Industrial Minerals Canada Inc. The Company’s name was changed to Northern on March 1, 2010. Northern was incorporated by its parent company, Industrial Minerals, Inc. (“Industrial”), to develop and hold title to a 100% interest in the Bissett Creek Graphite Property (the “Bissett Creek Property”). Industrial is a Delaware corporation which trades on the OTC Bulletin Board (“IDSM”) in the United States. The Company was a wholly owned subsidiary of Industrial until early in 2010, subsequent to which Industrial’s interest in Northern was reduced to 31.5 per cent as a result of a number of financing transactions. Northern is listed on the TSX Venture Exchange and trades under the symbol “NGC”.

The Company is an exploration stage company that incurred a net loss of $495,952 for the year ended December 31, 2010 (2009—$1,215,264) and has an accumulated deficit of $10,926,577 since the inception of the Company. As at December 31, 2010, the Company had a working capital deficiency of $192,345 (2009—$1,151,662) and the Company’s ability to continue as a going concern is dependent upon its ability to raise additional capital to continue the development of the Bissett Creek Property. While the Company raised additional capital in the first quarter of 2010 to settle loans and payables and to advance the Bissett Creek Property, substantial additional capital is required to ultimately build a mine and processing plant on the Bissett Creek Property and to enable the Company to continue its operations. However, there is a high degree of risk and many inherent uncertainties in the mining industry and there is no assurance management will be successful in its endeavors.

The financial statements of the Company for the year ended December 31, 2010 and 2009 together with the notes thereto (the “Financial Statements”), have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

The Company’s management believes that it will continue to be able to generate sufficient funds from public or private debt or equity financings for the Company to continue to operate. The Financial Statements do not include any adjustments that might result from negative outcomes with respect to these uncertainties.

2. Summary of significant accounting policies

The financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) and include the following significant accounting policies:

Cash and cash equivalents

Cash and cash equivalents include bank balances, funds held in trust with lawyers, and short term investments that are readily convertible into cash with original maturities of three months or less.

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Financial Statements

For the years ended December 31, 2010 and 2009

Use of estimates

The preparation of financial statements in conformity with Canadian GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities at the date of the financial statements, and revenues and expenses for the period. By their nature, these estimates and judgments are subject to uncertainty and the effect on the financial statements of changes in such estimates in future periods could be significant. Significant estimates and judgments include those relating to the assessment of the Company’s ability to continue as a going concern, estimates to determine whether impairment of long lived assets is required, asset retirement obligations, depreciation rates and estimated useful lives of buildings and equipment, debt and equity portions of convertible debentures, the calculation of gains and losses relating to foreign currencies, the calculation of gains related to the settlement of debt by issuance of shares, the valuation and recoverability of mineral resource property, and the recognition of future income tax. Actual results may differ from those estimates and judgments.

Property and equipment

Property and equipment are recorded at cost. Amortization is provided using the straight-line method over the following estimated useful lives of the assets:

September 30,
Electrical building	7 years
Office furniture	7 years
Office building	10 years
Equipment	3 –20 years
Process buildings	20 years
Laboratory equipment	3 years

Significant improvements are capitalized, while expenditures for maintenance, repairs and replacements are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation and gains and losses are reflected in the consolidated statements of operations.

Impairment of long-lived assets

The Company monitors the recoverability of long-lived assets based on factors such as current market value, future asset utilization, business climate and future undiscounted cash flows expected to result from the use of the assets. The Company records an impairment charge in the period during which it is determined that the carrying amount of the asset may not be recoverable. The impairment charge is calculated as the amount by which the carrying value of the asset exceeds its fair value.

Mineral resource property

Costs relating the acquisition, exploration and development of mineral properties are capitalized. If economically recoverable ore reserves are developed, capitalized costs of the related property are reclassified as mining assets and amortized using the unit of production method. When a property is abandoned, all related costs are written off to operations. If, after management review, it is determined that the carrying amount of a mineral property is impaired, that property is written down to its estimated net realizable value. A mineral property is reviewed for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable.

Income taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, future income tax assets and liabilities are determined based on differences between the financial statement carrying values of existing assets and liabilities and their respective income tax bases

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Financial Statements

For the years ended December 31, 2010 and 2009

(temporary differences), and losses carried forward. Future income tax assets and liabilities are measured using the enacted tax, or substantially enacted tax rates which will be in effect when the temporary differences are likely to reverse. The effect on future income tax assets and liabilities of a change in tax rates is included in operations in the period in which the change is enacted. The amount of future income tax assets recognized is limited to the amount of the benefit that is more likely than not to be realized.

Convertible notes

Convertible notes are considered to be a compound financial instrument that contains both a debt and equity component. On issuance, the fair value of the debt component is determined by discounting the expected future cash flows over the expected life using a market rate of interest for a nonconvertible debt instrument with similar terms. The value is carried as debt on an amortized cost basis until extinguished on conversion or redemption. The remainder of the proceeds is allocated as a separate component of shareholders’ equity. Transaction costs are apportioned between the debt and equity components based on their respective carrying amount when the instrument was issued.

Translation of foreign currencies

Monetary items denominated in foreign currencies are translated to Canadian dollars at the exchange rate in effect at the balance sheet date, and non-monetary items are translated at exchange rates in effect when the assets were acquired or liabilities incurred. Revenue and expense items are translated at the rate of exchange in effect on the transaction date. Foreign currency transaction gains or losses are reflected in the results of operations.

Asset retirement obligations

The fair value of an asset retirement obligation is recorded in the period in which it is incurred. When the liability is initially recorded, the cost is capitalized by increasing the carrying amount of the related long-lived asset. Over time, the liability is adjusted to reflect the passage of time (accretion expense) and for changes in estimated future cash flows. Accretion expense is charged to the statement of operations, while adjustments related to changes in estimated cash flows are recorded as increases or decreases in the carrying value of the asset. The capitalized cost is amortized over the useful life of the related asset. Upon settlement of the liability, a gain or loss is recorded if the actual costs incurred are different from the liability recorded.

Comprehensive Income

Other comprehensive income represents the change in net equity for the period resulting from unrealized gains and losses on available-for-sale financial instruments, and changes in the fair market value of derivative instruments designated as cash flow hedges. These amounts are shown net of tax. Cumulative changes in other comprehensive income are included in accumulated other comprehensive income which is presented, if any, as a new category in shareholders’ equity. The Company did not have any transactions during the years ended December 31, 2010 and 2009 that give rise to other comprehensive income, and therefore no balance has accumulated.

Basic and diluted loss per share

Basic loss per share is calculated by dividing the net loss by the weighted average number of shares outstanding during the year. Fully diluted loss per share is calculated using the treasury stock method and reflects the potential dilution by including stock options and contingently issuable shares, in the weighted average number of common shares outstanding for the year.

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Financial Statements

For the years ended December 31, 2010 and 2009

Financial instruments

The Company has designated each of its significant categories of financial instruments as follows:

September 30,
Cash and cash equivalents	Held-for-trading
Subscription funds receivable	Loans and receivables
Deposits	Loans and receivables
Reclamation deposit	Loans and receivables
Accounts payable and accrued liabilities	Other financial liabilities
Subscriptions received in advance	Other financial liabilities
Convertible notes payable	Other financial liabilities
Loans payable	Other financial liabilities
Due to (from) Industrial Minerals Inc.	Other financial liabilities

All financial instruments are initially recognized at fair value and are subsequently accounted for based on their classification. The fair value of a financial instrument on initial recognition is the transaction price, which is the fair value of the consideration given or received. Subsequent to initial recognition, financial assets and liabilities classified as held-for-trading are measured at fair value with changes in fair value recorded in the statement of operations. Financial assets classified as loans and receivable and other financial liabilities are carried at amortized cost using the effective interest method. The fair values are based on quoted market bid process if available, otherwise fair value is obtained using discounted cash flow analysis. Transaction costs that are directly attributable to the issuance of financial assets or liabilities are accounted for as part of the carrying value at inception, and are recognized over the term of the assets and liabilities using the effective interest method.

Comparative figures

Certain of the comparative figures have been reclassified to conform to the financial statement presentation adopted in the current year.

Recently adopted accounting pronouncements

On January 1, 2009, the Company adopted amendments to CICA Handbook Section 1000, “Financial Statement Concepts” which clarify the criteria for the recognition of an asset specifically as it relates to the use of the matching principle. Accordingly, certain items that may have been previously recognized as assets may not be able to be reflected as such under the new recommendations. The adoption of this amended accounting standard did not have a material impact on the Company’s financial position or results of operations.

In March 2009, the CICA issued EIC-174, Mining Exploration Costs, which provides guidance to mining enterprises related to the measurement of exploration costs and conditions that a mining enterprise should consider when determining the need to perform an impairment review of such costs. The accounting treatments provided in EIC-174 have been applied in the preparation of these financial statements and did not have a material impact on the Company’s financial position or results of operations.

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Financial Statements

For the years ended December 31, 2010 and 2009

In January 2009, the CICA issued EIC-173, Credit Risk and the Fair Value of Financial Assets and Financial Liabilities. The guidance requires that an entity’s own credit risk and the credit risk of the counterparty should be taken into account in determining the fair value of financial assets and financial liabilities, including derivative instruments. This guidance is applicable to fiscal period ending on or after January 20, 2009. The adoption of this section did not have a material impact on the Company’s financial position or results of operations.

On June 1, 2009, the Company adopted amendments to CICA Handbook Section 3862, “Financial Instruments—Disclosures” which included amendments for additional disclosures about fair value measurements of financial instruments and enhanced liquidity risk disclosure. The additional fair value measurement disclosures include the classification of financial instrument fair values in a hierarchy comprising three levels reflecting the significance of the inputs used in making the measurements, described as follows:

Level 1:	Valuations based on quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2:	Valuations based on directly or indirectly observable inputs in active markets for similar assets or liabilities, other than Level 1 prices, such as quoted interest or currency exchange rates; and

Level 3:	Valuations based on significant inputs that are not derived from observable market data, such as discounted cash flow methodologies based on internal cash flow forecasts.

The adoption of this amended accounting standard did not have a material impact on the Company’s financial position or results of operations.

Future accounting changes

On January 1, 2011, the Company will adopt CICA Handbook Section 1582, “Business Combinations”, which will replace Section 1581, “Business Combinations”. The new standard amends standards for the recognition and measurement of identifiable assets acquired, liabilities assumed, non-controlling interest in the acquiree and goodwill acquired in a business combination.

On January 1, 2011, the Company will adopt CICA Handbook Sections 1601, “Consolidated Financial Statements” and Section 1602, “Non-controlling Interests”, which together, will replace section 1600, “Consolidated Financial Statements”. Section 1601 amends standards for the preparation of consolidated financial statements and Section 1602 establishes standards for accounting for a non-controlling interest in a subsidiary in consolidated financial statements subsequent to a business combination.

The Company does not expect the adoption of these new standards to have an effect on the Financial Statements.

International Financial Reporting Standards (“IFRS”)

In February 2008, the CICA Accounting Standards Board confirmed that the changeover to IFRS from Canadian GAAP will be required for publicly accountable enterprises, effective for the interim and annual financial statements relating to fiscal years beginning on or after January 1, 2011. The transition from current Canadian GAAP to IFRS is a significant undertaking that may materially affect the Company's reported financial position and results of operations. The Company continues to monitor and assess the impact of the convergence of Canadian GAAP and IFRS on its financial statements. The Company has established an IFRS transition plan for the implementation of its

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Financial Statements

For the years ended December 31, 2010 and 2009

transition to IFRS. The Company has completed initial scoping and analysis of key areas for which accounting policies may be impacted by the transition to IFRS and the detailed evaluation of potential changes required to accounting policies, information systems and business processes, including the application of IFRS 1 First-time Adoption of International Financial Reporting Standards. The Company will quantify the impact of changes in accounting policies on the financial statements and intends to provide management and employee education and training throughout the transition process. The adoption of these standards is not expected to have a significant impact on the financial statements.

3. Property and equipment

	September 30,	September 30,
	As at	As at
	December 31	December 31
	2010	2009
	$	$
Building and improvements	800,097	800,097
Equipment	1,153,286	1,617,816

Total building and equipment	1,953,383	2,417,913
Less accumulated depreciation	1,424,467	1,790,397

Net building and equipment	528,916	627,516

During the year ended December 31, 2009, the Company recorded an impairment charge of $780,321 on buildings, improvements and equipment. No impairment charge was incurred in 2010. During the year ended December 31, 2009, the Company recorded a gain on the sale of equipment of $113,441.

4. Mineral resource property

The Company has a 100% interest in the Bissett Creek Property which consists of 2,989 hectares located in the United Townships of Head, Clara and Maria, in the County of Renfrew, Ontario. The Bissett Creek Property consists of a 565 hectare mining lease expiring September 22, 2014 and 18 unpatented claims totaling approximately 2,424 hectares.

As of December 31, 2010, accumulated costs with respect to the Bissett Creek Property consisted of the following:

September 30,
$
Balance, December 31, 2009	—
Exploration expenditures	1,065,179

Balance, December 31, 2010	1,065,179

The Company is required to make royalty payments of $20 per ton of graphite carbon concentrate produced to the previous owners and is subject to a 2.5% net smelter return payable on any other minerals derived from the Bissett Creek Property. An advance royalty of $27,000 per annum is also payable in semi-annual installments and is recorded in mineral resource property during 2010.

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Financial Statements

For the years ended December 31, 2010 and 2009

5. Loans payable

	September 30,	September 30,
	As at	As at
	December 31	December 31
	2010	2009
	$	$
Unsecured, bearing interest at 7%, due July 2009 (1)	—	95,055
Unsecured, bearing interest at 10%, no fixed terms of repayment (1)	—	302,551
Non-interest bearing note payable, due February 26, 2011	152,340	—

	152,340	397,606

(1) The Company settled these loans through a cash payment of $255,000 (US$236,856), the issuance of a $152,340 (US$150,000) unsecured non-interest bearing note due on February 26, 2011 and the issuance of 400,000 units of the Company consisting of 400,000 common shares and warrants to purchase 400,000 common shares at a price of $0.35 per share. The Company recorded a gain of $29,408 on the settlement of the loans (2009 – $23,889).

6. Convertible notes

On November 23, 2009, the Company issued senior secured convertible promissory notes of $315,000 (the “Notes”). The Notes were non-interest bearing and were payable on the earlier of November 23, 2011 or the occurrence of any material adverse change in the business of the Company. In the first quarter of 2010, the principal amount of the Notes was increased to $600,000 and in accordance with their terms, they automatically converted into 3,428,571 units of the Company at a price of $0.175 per unit, with each unit consisting of one common share and one common share purchase warrant exercisable at a price of $0.245 at any time for 18 months after the Company becomes a reporting issuer in any jurisdiction in Canada.

The Company used the residual value method to allocate the principal amount of the $315,000 in Notes issued in 2009 between the liability and equity components. Under this method, the value of the equity component of $69,585 was determined by deducting the fair value of the liability component of $235,394 from the face value of the Notes net of transaction costs. The equity value was recorded as contributed surplus. The fair value of the liability component was computed as the present value of the future principal payment discounted at a market rate of 12% per annum. On conversion of the Notes, contributed surplus has been transferred to share capital.

A first mortgage and security interest over all of the assets of the Company, including and specifically the Bissett Creek Property, was granted to 2221862 Ontario Inc. to hold the security on behalf of the Note holders (see Note 10). This security interest has since been released.

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Financial Statements

For the years ended December 31, 2010 and 2009

7. Share capital

Authorized

The Company is authorized to issue an unlimited number of common shares.

Issued

	September 30,	September 30,
	Number of common
	shares	$
Balance, December 31, 2009	1	100
Issued pursuant to private placements	7,327,000	1,831,750
Issued on subdivision of shares	11,749,999	9,808,458
Issued pursuant to conversion of notes	3,428,571	589,980
Issued in debt settlement	400,000	100,000
Issued to settle claims against parent	31,354	7,839
Share issuance costs	—	(9,800)

Balance, December 31, 2010	22,936,925	12,328,327

On March 1, 2010, the Company subdivided its common shares on the basis of 11,750,000 common shares for the one common share outstanding and all issued and unissued preference shares were deleted from the articles of the Company. Effective March 31, 2010, the amount due to Industrial of $9,808,458 was converted to share capital to facilitate the re-financing of the Company.

Private placements

In March 2010, the Company completed private placements of 7,327,000 units at a price of $0.25 each for gross proceeds of $1,831,750. Each unit consisted of one common share and one warrant entitling the holder to purchase one common share for $0.35 for a period of 18 months from the date upon which the Company becomes a reporting issuer in Canada which has subsequently been established as October 7th, 2012. No value has been attributed to the warrants in conjunction with the private placement.

As a result of completing the private placements, the total outstanding principal amount of the Notes of $600,000 automatically converted into 3,428,571 units during the year ended December 31, 2010 based on a conversion price of $0.175 per conversion unit. Each conversion unit consisted of one common share and one warrant entitling the holder to purchase one common share for $0.245 for a period of 18 months from the date upon which the Company becomes a reporting issuer in Canada which has subsequently been established as October 7th, 2012. No value has been attributed to the warrants in conjunction with the conversion of notes.

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Financial Statements

For the years ended December 31, 2010 and 2009

Warrants

A summary of the Company’s warrants is presented below:

September 30,
Number of
warrants
Balance, December 31, 2009	—
Issued pursuant to private placements	7,327,000
Issued pursuant to conversion of notes	3,428,571
Issued in debt settlement	400,000

Balance, December 31, 2010	11,155,571

	September 30,	September 30,
		Weighted
	Number of	average exercise price
	Warrants	$
Balance, December 31, 2009	—	—
Issued	11,155,571	0.32

Balance, December 31, 2010	11,155,571	0.32

	September 30,	September 30,
	Number of warrants
Exercise price	outstanding	Expiry date
$0.25	3,428,571	October 7, 2012
$0.35	7,727,000	October 7, 2012

	11,155,571

Contributed surplus

September 30,
$
Balance, December 31, 2009	69,585
Exercise of convertible debentures	(69,585)

Balance, December 31, 2010	—

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Financial Statements

For the years ended December 31, 2010 and 2009

8. Income taxes

The Company's effective tax rate differs from the amount that would be computed by applying federal and provincial statutory rate of 31.01% (2009—31%) to the pre-tax net loss for the year. The differences result from the following items:

	September 30,	September 30,
	2010	2,009

Loss for the year	(495,952)	(1,214,264)

Expected income tax recovery	(153,795)	(376,732)
Non-deductible items	14,174	—
Expiry of loss carry forwards	565,076	132,452
Effect of change in tax rates	(87,802)	(27,434)
Change in valuation allowance	(337,654)	271,714

Total income tax recovery	—	—

Future income tax assets

The company's future income tax assets are as follows:

	September 30,	September 30,
	2010	2009
Non-capital losses available for carry forward	2,566,761	2,931,992
Share issuance costs	1,960
Asset retirement obligation	78,630	77,662
Tax value of capital assets in excess of book value	13,087	(11,563)

	2,660,438	2,998,091
Valuation allowance	(2,660,438)	(2,998,091)

Future income tax asset	—	—

Due to losses incurred in the current year and expected future operating results, management determined that it is more likely than not that the future income tax assets will not be realized, and accordingly, a valuation allowance has been recorded for the future income tax assets.

Losses carried forward

At December 31, 2010, the Company had non-capital losses approximately $10,267,044 which may be carried forward to apply against future income tax for Canadian tax purposes, subject to final determination by taxation authorities and expiring as follows:

September 30,
$
2014	1,469,742
2015	2,259,969
2026	1,345,807
2027	2,672,335
2028	1,488,914
2029	668,964
2030	361,313

10,267,044

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Financial Statements

For the years ended December 31, 2010 and 2009

9. Capital disclosures

Capital of the Company consists of the equity attributable to the common shareholders, comprised of share capital and deficit. The Company’s objective when managing capital is to safeguard the Company’s ability to continue as a going concern so that it can continue to explore and develop its mineral resource property for the benefit of its shareholders. The Company manages its capital structure and makes adjustments based on the funds available to the Company in light of changes in economic conditions. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain the future development of the Company. In order to facilitate the management of its capital requirements, the Company prepares annual expenditure budgets that consider various factors, including successful capital deployment and general industry conditions. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

As the Company is an exploration stage company, it has no revenues and its principal source of capital is from the issue of common shares. In order to achieve its objectives, the Company will spend its existing working capital and raise additional funds as required.

The Company is not subject to externally imposed capital requirements and there were no changes to the Company’s approach to capital management during the year.

10. Financial instruments and risk management

Fair value

Fair value represents the amount at which a financial instrument could be exchanged between willing parties, based on current markets for instruments with the same risk, principal and remaining maturity. Fair values estimates are based on quoted market values and other valuation methods.

The carrying value of cash and cash equivalents, subscription funds receivable, deposits, accounts payable and accrued liabilities, subscriptions received in advance, loans payable and due to (from) Industrial Minerals Inc. approximates fair value due to the short-term nature of these financial instruments. The carrying value of reclamation deposit and asset retirement obligations approximates fair value as they bear a market rate of interest. The carrying value of the liability portion of convertible notes approximate fair value as they have been recorded using a market rate of interest.

Currency risk

As the majority of the Company’s expenditures are in Canadian dollars, the Company limits it exposure to currency risk by maintaining its cash and cash equivalents in Canadian dollars. The Company carries a portion of its accounts payable and accrued liabilities and notes payable in US dollars, and is subject to currency risk on these balances. However, given the Company considers this risk to be minimal.

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Financial Statements

For the years ended December 31, 2010 and 2009

Credit risk

Credit risk is the risk of a loss if a counterparty to a financial instrument fails to meet its contractual obligations. The Company’s limits its exposure to credit risk by holding its cash in deposits with high credit quality Canadian financial institutions, and considers this risk to be minimal.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet is financial obligations as they come due. The Company manages its liquidity risk through the management of its capital structure as outlined in note 9. Further discussion on liquidity and management’s plans are outlined in note 1.

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to interest rate risk due to the short-term nature of its financial instruments.

11. Related party transactions

During the year ended December 31, 2010:

a)	A director purchased Notes of $10,000 (2009—$40,000);

b)	Two directors and a former director invested $93,000 (2009—$nil) in private placements completed by the Company;

c)	The Company expensed management fees to directors and to companies controlled by directors of $140,219 (2009 – $99,500).

d)	In the year ended December 31, 2010 the Company made office rental payments of $14,500 (2009 – nil) to a Company whose CEO and a Director is also a Director of Northern.

e)	Directors’ fees of $63,372 (2009—$nil) were paid to two directors of the Company.

f)

During the year, the Company reached settlement agreements with directors, officers, and former directors and officers, for outstanding amounts owed. A total of $299,571 in debt was settled by payment of cash in the amount of $35,000 and issuance of shares with a fair value of $35,000, for a total gain recognized in the income statement of $26,932.

As at December 31, 2010, accounts payable and accrued liabilities included $96,440 (December 31, 2009—$101,400) due to directors and to companies controlled by directors for management fees related to the services of the directors and officers.

As at December 31, 2009 loans payable included $192,551 due to a director of Industrial Minerals Inc. and to a company related to him. Accounts payable and accrued liabilities included $20,256 in accrued interest related thereto. During the year ended December 31, 2010 these loans and accrued interest were settled through the payment of $35,000, the issuance of 140,000 units of the Company with each unit at a deemed value of $0.25, consisting of one common share and one warrant to acquire one common share at a price of $0.35 for 18 months after the Company becomes a reporting issuer in Canada, which has subsequently been established as April 7th, 2011 and the issuance of a $152,340 unsecured non-interest bearing note due on February 26, 2011.

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Financial Statements

For the years ended December 31, 2010 and 2009

In 2009, the Company received $465,000 related to the issuance of senior secured convertible non-interest bearing notes (the “Notes”). A first mortgage and security interest over all of the assets of the Company, including and specifically the Bissett Creek Property, was granted to 2221862 Ontario Inc., a company controlled by a director and officer of the Company. In the first quarter of 2010, the principal amount of the Notes was increased to $600,000, they were converted into common shares and warrants of the Company pursuant to their terms, and the security interest was released.

These transactions were in the normal course of business and are recorded at an exchange value established and agreed upon by the related parties.

During the year ended December 31, 2010, in the normal course of business, the Company advanced Industrial $88,030 which remains outstanding as at December 31, 2010. These advances have no fixed payment terms and will be netted against advances the Company may require from Industrial. Effective March 1st, 2011, the Company and Industrial entered an intercompany revolving loan agreement whereby all amounts due from the Company to Industrial would be provided under a $600,000 credit facility (see note 13).

During the year ended December 31, 2010, $9,808,458 in amounts payable to Industrial were converted into share capital of the Company.

12. Commitments

Leased mineral claims

In connection with the Bissett Creek Property, the Company is required to make royalty payments of $20 per ton of graphite carbon concentrate produced to the previous owners and a 2.5% net smelter return payable on any other minerals derived from the Bissett Creek Property. An advance royalty of $27,000 per annum is also payable in semi-annual installments and has been paid for the years ended December 31, 2010 and 2009. This amount was expensed in 2009 and capitalized in 2010.

Reclamation deposit

A Mine Development and Closure Plan has been filed with, and accepted by, the Ministry of Northern Development and Mines (“MNDM”). A reclamation deposit which now totals $314,520, including accrued interest, (2009—$310,649) has been paid to the Minister of Finance for the Province of Ontario, and has been accounted for as a long term deposit with a corresponding asset retirement obligation. The reclamation deposit and corresponding asset retirement obligation represent the estimated amount that would be required to restore the Bissett Creek Property to its original environmental state. The money pledged for the reclamation deposit will be returned to the Company once the MNDM is satisfied that the obligations contained in the Mine Development and Closure Plan have been performed by the Company. Should the Company not perform its obligations contained in the Mine Development and Closure Plan the MNDM will restore the Bissett Creek Property site to its original environmental state using the funds from the reclamation deposit. Future reclamation deposits may be required.

Northern Graphite Corporation

(an Exploration Stage Company)

Notes to Financial Statements

For the years ended December 31, 2010 and 2009

13. Subsequent Event

The Company filed a preliminary prospectus on September 10, 2010 with the securities regulatory authorities in the provinces of Ontario, British Columbia and Alberta in connection with a proposed initial public offering (“IPO”) of the Company’s common shares consisting of a minimum of 2,000,000 and a maximum of 6,000,000 common shares at a price of $0.50. On April 7, 2011, Northern filed a Final Prospectus with securities regulatory authorities in the provinces of Ontario, Alberta and British Columbia and on April 18 closed the sale of 8,000,000 common shares at an issue price of CDN$0.50 per common share for gross proceeds of CDN$4,000,000. The Common Shares were conditionally approved for listing on the TSX Venture Exchange (the “TSXV”) and commenced trading on April 20, 2011 under the trading symbol “NGC”. Deferred financing cost of $132,332 (2009—$nil) have been incurred on the Company’s balance sheet in connection with the IPO, and will be reclassified to share issuance costs as of the date of the filing.

Effective February 20th, 2011, the Company entered a debt settlement agreement extension with the lender on the Company's $152,340 note payable. The note will become due and payable on the earlier of the date that Northern completes an initial public offering of its common shares for total proceeds equal to at least $2,000,000, or one year from the effective date. Interest of 10% annually will be payable on same date from February 20th, 2011. This debt and the related interest were settled as at April 21st, 2011.

Effective March 1st, 2011, the Company and Industrial entered into intercompany revolving loan agreement whereby all amounts due from the Company to Industrial would be provided under a $600,000 credit facility which is repayable in two years, unless an initial public offering of at least $3,000,000 is completed by Northern before such date. In this case, Industrial could demand repayment immediately. The credit facility bears interest from March 1st, 2011 at an annual rate of 7.5 per cent and is payable annually, or earlier at any time that the credit facility is repaid in full. This debt and the related interest were settled as at April 26th, 2011.